Exhibit Number 99.2

Press Release

PRG-Schultz Announces Closing of HS&A Transaction; Preliminary Q4 2001 Results; Board Decision to Reclassify Remaining Discontinued Operations As Continuing; and 2002 Outlook

Company Expects to Report Q4 2001 Earnings Per Diluted Share From Continuing Operations of $0.08 Prior to Special Charges and Revenue Growth of 12.6% Over Prior Year Period; 2002 Pro-Forma Earnings Per Diluted Share Expected To be Approximately $0.65

ATLANTA, Jan. 24 /PRNewswire-FirstCall/ -- PRG-Schultz (Nasdaq: PRGX - news) announced earlier today that the Company's shareholders approved the Company's issuance of shares and options to acquire Howard Schultz & Associates, as well as the election of four new members of the Company's board of directors. The transaction closed earlier today.

"PRG-Schultz represents the very best in the industry's human talent and sophisticated technologies," said John Cook, chief executive officer of PRG-Schultz. "Together, we will expand the scope of our audits, audit more closely to the time of transactions, and provide an enhanced service offering. The combined capabilities of PRG-Schultz will enable us to deliver superior results and maximize findings for our clients, while at the same time driving profitability."

Preliminary Fourth Quarter 2001 Results

For the fourth quarter of 2001, the Company expects to report approximately $73 million in revenues from continuing operations, representing 12.6% growth over the prior year period. Prior to special charges, the Company expects to report earnings per diluted share from continuing operations of $0.08. Continuing operations in the fourth quarter of 2001 consisted solely of the Accounts Payable segment. Special charges for the fourth quarter of 2001 are expected to include costs associated with realignment and integration activities of approximately $0.03 per diluted share, in line with previous Company guidance; a non-cash charge of approximately $0.03 per diluted share representing remaining deferred loan costs associated with the cancellation of the Company's previous bank credit facility, as previously disclosed; and up to approximately $0.02 per diluted share associated with a write-down of accounts receivable in connection with the Chapter 11 filing of one of its clients, Kmart.

The Company's financial results for the fourth quarter of 2001 are still undergoing both internal verification and external audit by the Company's independent auditors and, as such, are subject to change. The Company expects to report complete and final financial results for the fourth quarter and full-year ended December 31, 2001 on February 18, 2002.

"I am very pleased with our preliminary financial results for the fourth quarter," commented John Cook, chief executive officer of PRG-Schultz. "Revenue growth in our Accounts Payable business of approximately 13% was driven

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primarily  by  strong  performance  in  our US  Retail  business,  which  was up approximately 20% over the fourth quarter of last year. This level of growth in the current environment is highly encouraging and confirms that the value proposition we offer our clients remains strong. It also says a great deal about our management and people, all of whom have worked very hard to deliver strong operating results during incredibly dynamic times for both the market as a whole and our company."

Status of Discontinued Operations

The remaining discontinued operations have been for sale since the first quarter of 2001 and, as such, the one-year period typically provided for under generally accepted accounting principles to classify operations as discontinued and to complete divestment is nearly complete. Furthermore, the Company has concluded that the current negative market conditions are not conducive to receiving a fair price for these businesses. As such, the newly reconstituted Board of Directors, which met earlier today, has approved a proposal to take the Company's three remaining discontinued operations off the market. As a result, beginning in the first quarter of 2002, the financial results of these three businesses, Meridian VAT Reclaim, the Communications Division, and the Ship and Debit business, will be classified as part of the Company's continuing operations and reported in a separate operating segment called Other Ancillary Services.

As previously disclosed, the Company realized a net loss on the sale of the French Taxation Services Business of approximately $54 million in the fourth quarter 2001.

Outlook

Cook continued, "Management team members from both PRG and HS&A have spent approximately six months working hand-in-hand to develop a detailed 2002 financial plan for our combined company. Our approach throughout has been to thoughtfully construct a `zero-based' cost structure to maximize the long-term growth of the combined companies' revenue and earnings base. We believe we have successfully identified this steady-state cost structure and developed a methodical and time-sequenced series of work plans to achieve it by the end of 2002. We have identified for each quarter those anticipated expenses that are either non-recurring or transitional in nature and we will be measuring these and discussing them during our regular quarterly financial reporting. We believe that this process will provide our shareholders with greater insight into our earnings run-rate going into 2003."

Full-year 2002

Revenues for 2002 are expected to approximate $470 million. Revenues from Accounts Payable Services are expected to be approximately $420 million and revenues from Other Ancillary Services are expected to be approximately $50 million.

For 2002, the Company expects to report, prior to non-recurring and transition expenses, earnings per diluted share of approximately $0.65. Approximately $0.63

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per diluted share, prior to non-recurring and transition  expenses,  is expected
to  be  generated  from  Accounts   Payable   Services,   with  the  balance  of
approximately $0.02 expected to be generated from Other Ancillary Services.

Non-recurring expenses estimated at up to $10 million (or approximately $0.08 per diluted share after-tax) consist of one-time charges related to realignment and integration activities and include primarily severance and costs associated with the elimination of duplicate facilities and facilities relocation. Transition expenses, which represent costs in the process of being eliminated over the course of the year, are estimated at up to $18 million (or approximately $0.14 per diluted share after-tax) and relate primarily to centralization of IT, employment of duplicate personnel for a transition period, and consultancy services related to integration execution.

First Quarter 2002

Revenues for the first quarter of 2002 are expected to approximate $104 million. Revenues from Accounts Payable Services are expected to be approximately $90 million, and revenues from Other Ancillary services are expected to be approximately $14 million.

For the first quarter of 2002, the Company expects to report, prior to non-recurring and transition expenses, earnings per diluted share of approximately $0.13. Non-recurring expenses and transition expenses for the first quarter are estimated at $0.08 per diluted share.

The Company became subject to FAS 142, "Goodwill and Other Intangible Assets," effective January 1, 2002. FAS 142 requires that an intangible asset be amortized over its useful life and that goodwill not be amortized but evaluated periodically for impairment. Accordingly, the 2002 outlook does not include any goodwill amortization expense. The 2002 outlook also does not include goodwill impairment charges, if any, which may be required under FAS 142. To date, the Company has not made an evaluation or assessment of future potential goodwill impairment under the rules prescribed in FAS 142.

During 2001, the Company classified Meridian VAT Reclaim, the Communications Division, and the Ship and Debit business as discontinued operations and recorded them on the balance sheet at net realizable value. In the first quarter of 2002, when the Company reclassifies them as continuing operations, a non-cash gain or loss may result which has not yet been calculated and is not reflected in the above outlook.

Conference Call and Webcast Information

As previously announced, PRG-Schultz will hold a conference call tomorrow, January 25, 2002 at 9:00 AM EST to further discuss the information in this press release and to provide an update with respect to other company developments. To access the conference call, listeners in the US should dial 888.396.0289 at least 5 minutes prior to the start of the conference. Listeners outside the US should dial 712.257.2285. To be admitted to the call, provide the leader's name

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`John Cook' and the passcode `PRGX.' The  teleconference  will also be audiocast on the Internet at www.prgx.com . Microsoft  Windows Media Player is required to
access    the    audiocast.    Media    Player    can   be    downloaded    from
www.microsoft.com/windows/mediaplayer .

About PRG-Schultz International, Inc.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG-Schultz) is the world's leading provider of recovery audit services. PRG-Schultz employs approximately 3,500 employees in 34 countries providing clients with insightful value to optimize and expertly manage their business transactions. PRG-Schultz's clients represent a variety of industries including retailing, wholesale distribution, manufacturing, government, high-tech, and healthcare organizations. Shares of PRG-Schultz are traded on the NASDAQ National Market under the symbol PRGX. For additional information visit our web site at www.prgx.com.

Forward Looking Statements

Statements made in this news release which look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the following: (i) we may not be able to successfully integrate Howard Schultz and Associates and achieve the planned post- acquisition synergy cost savings due to unexpected costs, loss of former Schultz auditors and other personnel, loss of revenue with respect to shared clients and other reasons,
(ii) if the current economic slowdown continues, our clients may not return to previous purchasing levels, and as a result we may be unable to recognize anticipated revenues, (iii) the bankruptcy of any of our larger clients, including without limitation, potential negative effects of the recent K-Mart bankruptcy filing could impair then-existing accounts receivable and reduce expected future revenues from such clients, (iv) since the businesses comprising the other ancillary services segment have been operated during the last year primarily for the purpose of preparing them for sale, they may require additional time and effort of Company executives and additional Company resources to help them achieve profitability and may distract management from its focus on the Company's core accounts payable business, and there is no guaranty that the Company can operate these businesses efficiently and profitably, (v) the previously announced intention to dispose of the discontinued operations has in some instances resulted in the loss of key personnel and diminished operating results in such operations which may be difficult to reverse going forward, (vi) we may not achieve anticipated expense savings, (vii) our past and future investments in technology and e-commerce may not benefit our business, (viii) our Accounts Payable businesses may not grow as expected, and (ix) our international expansion may prove unprofitable. Other risks and uncertainties that may affect our business include (i) our ability to effectively manage our business during our business integration with Howard Schultz and Associates, (ii) the possibility of an adverse judgment in pending securities litigation, (iii) the impact of certain accounting pronouncements by the Financial Accounting Standards Board or the United States Securities and Exchange Commission, (iv) potential timing issues that could delay revenue recognition, (v) the effect of strikes, (vi) future weakness in the currencies of countries in which we transact business, (vii) changes in economic cycles,

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(viii)   competition  from  other   companies,   (ix)  changes  in  governmental
regulations applicable to us, and other risk factors, detailed in our Securities and Exchange Commission filings, including the Company's definitive proxy statement filed December 19, 2001. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

SOURCE: Profit Recovery Group International, Inc.


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